Exhibit 10.26
                            HANNAFORD BROS. CO.
                        1998 RESTRICTED STOCK PLAN

      1. PURPOSE. The purpose of this Plan is to provide certain key employees of Hannaford Bros. Co. and its Subsidiaries with additional incentives to contribute to the success of the Company and to attract, reward and retain key employees of outstanding ability.

      2. DEFINITIONS. As used in this Plan, the following words and phrases wherever capitalized shall have the following meanings unless the context clearly indicates that a different meaning is intended:

      (a) "Award" shall mean any grant of Restricted Stock or Stock Units pursuant to the Plan.

      (b) "Award Agreement" shall mean a written instrument that specifies the terms, conditions and restrictions of an Award and incorporates the applicable provisions of the Plan and such additional provisions not inconsistent therewith as the Committee shall determine.

      (c) "Board" shall mean the Board of Directors of the Company.

      (d) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

      (e) "Committee" shall mean the committee described in Section 3, which shall have the authority to control and manage the administration of the Plan.

      (f) "Common Stock" shall mean common stock, par value, $.75 per share, of the Company.

      (g) "Company" shall mean Hannaford Bros. Co.

      (h) "Employee" shall mean any person who is employed by the Company or any Subsidiary and who is (i) an officer of the Company or of any Subsidiary, (ii) responsible for the general management of a division or department of the Company, a Subsidiary, or a major portion of the consolidated operations of the Company, or (iii) any other key employee of the Company or any Subsidiary.

      (i) "Fair Market Value" shall mean, with respect to Shares, the closing price of Shares as reported on the New York Stock Exchange, or such other price as the Committee in good faith determines to be the fair market value of the Shares.

     (j) "Plan" shall mean the Hannaford Bros. Co. 1998 Restricted Stock
 Plan.

      (k) "Restricted Stock" shall mean any Share granted pursuant to
 Section 7.

      (l) "Share" shall mean a share of Common Stock of the Company, as adjusted in accordance with subsection 4(b).

      (m) "Stock Unit" shall mean a right granted under Section 8 to receive a Share or a cash amount equal to the Fair Market Value of a Share.

      (n) "Subsidiary" shall mean a Company of which Hannaford Bros. Co. owns directly or indirectly at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote.

      (o) "Treasury Shares" shall mean Shares that have been issued and subsequently acquired by the Company, but have not been canceled or retired.

      3. ADMINISTRATION.

      (a) COMMITTEE MEMBERS. The Plan shall be administered by the members of the Human Resources Committee of the Board who are not employees of the Company or any parent or Subsidiary and who otherwise qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Any member may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Further, any action of the Committee may be taken without a meeting if all of the members of the Committee sign written consents, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

      (b) POWERS. The Committee shall have the complete authority and discretion to administer the Plan, including the following powers which shall be exercised in accordance with the terms of the Plan:

           (i) to determine the Employees to whom Awards shall be granted;

           (ii) to determine the time or times at which Awards shall be granted;

           (iii) to determine the type or types of Awards to be granted;

           (iv) to determine the terms, conditions and restrictions of each Award;

           (v) to make adjustments in accordance with subsection 4(b);

           (vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

           (vii) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan; and

           (viii) to delegate to any officer of the Company the authority to act for the Committee in such matters as the Committee may specify.

      Each determination, interpretation or other action taken pursuant to the Plan by the Committee (or an officer of the Company acting under a delegation of authority by the Committee) shall be final and conclusive for all purposes and binding upon all persons, including the Company, its Subsidiaries, the Board, the Committee, the Employees and their respective successors in interest.

      (c) SIGNATURES. The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by facsimile signature.

      4. STOCK SUBJECT TO THE PLAN.

      (a) SOURCE. Any Shares issued hereunder shall consist only of Treasury Shares.

      (b) ADJUSTMENTS. If the number of Shares outstanding changes as a result of a stock split or stock dividend, or merger or consolidation in which the Company is the surviving Company, or the acquisition by the Company of property or stock of another Company, or any reorganization, the Committee shall appropriately adjust the number and class of Shares subject to Awards.

      5. ELIGIBILITY.

      The Committee may, from time to time, designate Employees to whom Shares of Restricted Stock or Stock Units may be granted in accordance with the terms of the Plan.

      6. GRANTING OF AWARDS.

      The Committee may grant more than one Award and more than one type of Award to any Employee, and the terms and conditions of Awards need not be the same with respect to each Employee. An Employee who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards before the expiration of the restriction period with respect to such prior Award.

      7. RESTRICTED STOCK.

      (a) RESTRICTED STOCK AGREEMENT. The grant of any Shares of Restricted Stock by the Committee shall be evidenced by an Award Agreement
 ("Restricted Stock Agreement"), specifying restrictions on the transfer and vesting of such Shares and such other terms, conditions and restrictions as the Committee shall determine.

      (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, transferred or otherwise disposed of and may not be pledged, hypothecated or otherwise encumbered, other than by will or by the laws of descent and distribution, during the applicable restriction period set forth in the Restricted Stock Agreement. In the event that an Employee ceases to be employed by the Company or any Subsidiary and is no longer employed by any of them prior to the last day of a restriction period, the Shares of Restricted Stock granted to such Employee that are subject to such restriction period shall be forfeited to the Company, unless otherwise provided in accordance with the provisions of subsection (c).

      (c) RESTRICTION PERIOD. The restriction period applicable to any Shares of Restricted Stock shall commence on the date such Shares are granted by the Committee and shall end on such date as the Committee shall determine; provided that the minimum restriction period shall be one year and the Committee may, at any time, reduce or terminate the restriction period in effect with respect to any outstanding Shares of Restricted Stock.

      (d) LAPSE OF RESTRICTIONS. At the expiration of the restriction period applicable to any Shares of Restricted Stock, such Shares shall be transferred free of restrictions on transfer and vesting to the Employee or, in the event of the Employee's death, to his or her estate or other successor in interest.

      (e) DIVIDENDS. Cash dividends payable with respect to Shares of Restricted Stock shall be paid to an Employee currently, except as the Committee may otherwise provide in the Restricted Stock Agreement. Noncash dividends payable with respect to Shares of Restricted Stock shall be limited to Treasury Shares and shall be subject to the same restrictions applicable to such Shares of Restricted Stock.

      (f) CERTIFICATES DEPOSITED WITH COMPANY. Each certificate issued in respect of Shares of Restricted Stock granted to an Employee shall be registered in the name of the Employee and deposited with the Company, together with a stock power endorsed in blank by the Employee. Each such certificate shall bear the following (or a similar) legend:

      The transferability of this certificate and the shares of stock represented hereby are subject to the applicable terms and conditions (including forfeitures) contained in the Hannaford Bros. Co. 1998 Restricted Stock Plan and an Agreement between the registered owner and Hannaford Bros. Co. Copies of the Plan and the Agreement are on file in the office of the Assistant Secretary of Hannaford Bros. Co., 145 Pleasant Hill Road, Scarborough, Maine 04074.

      (g) SHAREHOLDER RIGHTS. Subject to the restrictions set forth in the Restricted Stock Agreement, an Employee shall have all of the rights of a shareholder with respect to Shares of Restricted Stock, including the right to vote such Shares.

      8. STOCK UNITS.

      (a) STOCK UNIT AGREEMENT. The grant of any Stock Units by the Committee shall be evidenced by an Award Agreement ("Stock Unit
 Agreement"), specifying the number of Stock Units, the payment date, and such other terms, conditions and restrictions as the Committee shall determine.

      (b) STOCK UNIT AWARD. An Employee to whom a Stock Unit has been granted shall be entitled to receive on the payment date set forth in the Stock Unit Agreement a Share or a cash amount equal to the Fair Market Value of a Share on such date.

      (c) STOCK UNIT ACCOUNT. The Company shall establish and maintain a separate account ("Stock Unit Account") for each Employee who has received a grant of Stock Units, and such account shall reflect the number of Stock Units granted to such Employee. At such times as the Company pays a cash dividend on its Shares, there shall be credited to an Employee's Stock Unit Account an amount equal to the cash dividend paid on one (1) Share for each Stock Unit credited to such account, unless the applicable Stock Unit Agreement provides otherwise.

      (d) NONTRANSFERABILITY. Stock Units may not be sold, transferred or otherwise disposed of and may not be pledged, hypothecated or otherwise encumbered, except by will or the laws of descent and distribution.

      (e) RELATED RESTRICTED STOCK. A grant of Stock Units may, but need not, relate to a grant of Restricted Stock under Section 7. Stock Units related to a grant of Restricted Stock shall be subject to the same restrictions on transferability and vesting as apply to the Shares of Restricted Stock.

      (f) FORM OF PAYMENT. Payment with respect to a Stock Unit may be made in cash, Shares or a combination thereof, as the Committee shall determine.

      9. CANCELLATION OF AWARDS. Notwithstanding any provision of the Plan to the contrary, the Committee may cancel any award, whether vested or not, if at any time an Employee is not in compliance with the applicable terms of the Award Agreement or in the event of a serious breach of conduct, including but not limited to failure to comply with the terms of an agreement not to compete with the Company or disclose confidential information.

      10. CHANGE IN CONTROL. Upon the occurrence of a Change in Control Event, all then outstanding Shares of Restricted Stock and Stock Units shall be transferred free of restrictions on transfer and vesting to the Employee. For purposes of this Section, each of the following events shall constitute a Change in Control Event:

      (a) Any person acquires beneficial ownership of securities of the Company and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-seven percent (27%) or more of the combined voting power of the Company's then outstanding stock.

      For purposes of the Plan, "beneficial ownership" shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term "person" shall include any natural person, Company, partnership, trust or association, or any group or combination thereof, whose ownership of securities of the Company would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

      (b) Within any twenty-five (25) month period, individuals who were Outside Directors at the beginning of such period, together with any other Outside Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Outside Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board.

      For purposes of the Plan, an "Outside Director" as of a given date shall mean a member of the Board who has been a director of the Company throughout the six (6) months prior to such date and who has not been an employee of the Company at any time during such six (6) month period.

      (c) The Company ceases to be a reporting company pursuant to Section 13(a) of the Securities Exchange Act of 1934 or any similar successor provision.

      (d) The Company's shareholders approve:

           (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving Company or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving Company immediately after the merger or consolidation; or

           (ii) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

      Notwithstanding subparagraphs (i) and (ii) above, the term "Change in Control Event" shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of Common Stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company.

      11. AMENDMENT AND TERMINATION.

      (a) AMENDMENT. The Committee may amend the Plan from time to time in such respects as the Committee may deem advisable, provided that no amendment shall become effective prior to ratification by the Board if such amendment modifies the class of employees eligible to participate in the Plan.

      (b)TERMINATION.  The Board may at any time terminate the Plan.

      (c)EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not adversely affect Awards already granted without the written consent of the affected individual, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated.

      12. EFFECTIVE DATE OF PLAN. The Plan shall be effective upon its adoption by the Board.

      13. ARBITRATION. Arbitration as hereinafter provided shall be the exclusive remedy for resolving any claim or dispute arising under the Plan.

      (a) Any arbitration under the Plan, and any related judicial proceeding, shall be initiated and shall proceed pursuant to the provisions of the Maine Uniform Arbitration Act (the "Act") and, to the extent consistent with the Act, the then prevailing rules of the American Arbitration Association (the "Association") for labor and employment contracts. To initiate arbitration, demand shall be given in writing to the Association and the other party no later than one year after the claim arises. Any claim for which such demand is not made within one year after the claim arises shall be barred and discharged absolutely.

      (b) Any arbitration under the Plan shall be before a single arbitrator, and an award in such arbitration may include only damages which the arbitrator determines to be due under express provisions of the Plan and applicable Award Agreement. The arbitrator shall have no authority to award any other damages, including without limitation, consequential and exemplary damages. Any award in arbitration shall be subject to enforcement and appeal pursuant to the Act.

      (c) The Company and the Employee shall share equally all costs and fees charged by the Association or the arbitrator.

      14. MISCELLANEOUS.

      (a) AWARD AGREEMENT. Upon executing an Award Agreement, an Employee shall be bound by such Agreement and by the applicable provisions of the Plan.

      (b) EMPLOYMENT. The granting of an Award to an Employee shall not give the Employee any right to be retained in the employ of the Company or any Subsidiary, nor shall the existence of the Plan impair the right of the Company or a Subsidiary to discharge or otherwise deal with an Employee.

      (c) TAX WITHHOLDING. The Company shall be authorized to withhold from any Award granted, or payment due, under the Plan the amount of any taxes required by law to be withheld because of such Award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

      (d) GOVERNING LAW. The Plan is established under and shall be construed according to the laws of the State of Maine.

      (e) HEADINGS. Paragraph headings are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan.